Exhibit 99.1

May 21, 2014

BISON INSTRUMENTS, INC. announces its intention to “go dark” and thereafter to dissolve.

Chanhassen, Minnesota – Bison Instruments, Inc., a Minnesota corporation, (OTCBB: BSOIE) (the “Company”) announced today that on May 20, 2014, its Board of Directors authorized its officers to take all necessary action to terminate the registration of the common shares of the Company under Section 12(g) Securities Exchange Act of 1934, as amended (“Exchange Act”). Such termination will result in discontinuing the Company’s obligations as a public reporting company under the Exchange Act. The Company’s Board of Directors made this determination after receiving notice that further funding of its ongoing operations has been discontinued. Consequently, the Company will not have funds to pay for its obligations, including, audits and the filing of reports with the Securities and Exchange Commission (the “SEC”).

The Company is eligible to terminate its registration because the Company has fewer than 300 shareholders of record. The Company intends to file a Form 25 with the SEC within 10 days.

Thereafter, the Company intends to file a Form 15 with the SEC certifying that the number of shareholders holding its common stock of record is less than 300 persons and to deregister its shares under Section 12(g) and suspend its reporting obligations under Section 15(d) of the Exchange Act. Upon filing the Form 15, the Company will no longer be obligated to file certain Exchange Act reports (Forms 10-K, 10 Q or 8 K ) with the SEC.

As a result of the above actions the Company’s Board of Directors expects that such termination will become effective 90 days after filing the Form 15.

The Company also intends to call a shareholders’ meeting seeking approval and authority to dissolve the Company.

About Bison:

The Company was engaged in the manufacture and sale of electronic instrumentation. During 1998 and 1999, the Company sold substantially all of its operating assets, including its seismic product lines, and its Airport Runway Friction Measurement System (the “Mu-Meter”). The sales included the intellectual property and inventory of the product lines. In 2000 the Company sold its residual seismic product inventory. Since 2007 the Company had no active business or assets. However, the Company explored various alternatives, including acquisition and reverse merger opportunities for use of the public corporate entity. It was unable to consummate any acquisition or transaction.

Andus Inc., a Delaware corporation, owns 67.05% of the Company. Andus Inc. is a wholly owned subsidiary of Androcan Inc., a Canadian corporation. Since 2007, Andus Inc. committed annually to lend the Company funds so that the Company, among other things, could maintain its corporate existence, audit its books, maintain registration of its common shares under Section 12(g) of the Exchange Act and seek other opportunities. Its last commitment ended May 1, 2014. The total amount of Andus’ loans to date approximate $ 553,200. Andus has since determined to cease making any further loans to the Company except for amounts required for an orderly dissolution. The Company has been informed that Andus intends to vote its shares in favor of the Company’s dissolution.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this release about future expectations, plans or prospects for the Company, including without limitation, statements regarding the delist and deregister the shares of the Company, the dissolution of the Company, and other statements containing the words "believes," "anticipates," "plans," "expects," "will" “intends” and similar expressions are forward-looking statements. These statements are only predictions based on Bison's current expectations and projections about future events. There are important factors that could cause Bison's performance or achievements to differ materially from the results expressed or implied by the forward-looking statements.

Important factors that could cause actual results to differ materially from the forward-looking statements made in this news release include market conditions and those set forth in reports or documents that are filed from time to time with the United States Securities and Exchange Commission.

Bison undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in expectations, except as may be required by law. All forward-looking statements attributable to Bison or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

2